EXHIBIT 10.0


                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made by and among, Synthetic Flowers of America, Inc., a Florida corporation (the "Company"), Sheila Langley (the "Seller"), the principal and majority shareholder of (the "Company") and David Howe and assigns, the "Buyer").

     WHEREAS, the Seller has agreed to sell up to a total of 3,680,000 restricted shares (the "Shares") of the common stock of the Company.

     WHEREAS, the parties have reached the following agreement with respect to the sale by the Seller to the Buyer of the Shares.

     NOW THEREFORE, for valuable consideration and upon the mutual covenants and promises contained herein, it is agreed as follows:

1. Purchase Price and Terms of Payment. The Seller agrees to sell to Buyer the Shares for a total of $ 150,000.00, payable as follows:

      1.1  Upon execution hereof, the sum of $50,000 or a non-refundable deposit
      1.2 On February 5, 1999 the sum of $100,000.00 is due in exchange for 3,680,000 shares


2. Payment for the shares shall be by wire transfer to Eric P. Littman, P. A., Trust Account, as follows:

                          CITY NATIONAL. BANK
                          801 Brickell Avenue
                          Miami, FL 33131
                          ABA: 066004367
                          CREDIT THE ACCOUNT OF ERIC P. LITTMAN, P.A.,
                          TRUST ACCOUNT
                          ACCOUNT NUMBER: 10002924139


3. Irrevocable Agreement. Once executed by the parties, this Agreement will be irrevocable. The Seller will have the obligation to sell the Shares to the Buyer and the Buyer shall have the obligation to purchase the Shares from the Seller strictly in accordance to this Agreement

4. Resignation of Current Officers and Board Directors. At or before the Closing, the Seller shall cause each person who is an officer and/or director of the Company to resign such position from the Company.

5. Representation and Warrants. The Seller represents and warrants to the Buyer as follows:

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     a.   Prior to the consummation of this transaction, the Company has
          4,041,200 shares of common stock and outstanding. It is understood and agreed by the parties that upon receipt of the first $50,000, th~t the current officers and directors of the Company will resign in favor of the those chosen by the Buyer.

     b. The currently issued and outstanding shares of the Company are fully paid and non assessable and have been duly issued.

     c. The Company is a corporation is duly organized and validly existing under the laws of the State of Florida and has all corporate powers necessary to engage in all transactions in which it has engaged.

     d.   The Company is in good standing in the state of Florida.

     e. The Company has no outstanding debts or obligations whatsoever except for any items which may have been already expressly disclosed to the Buyer.

     f. The Company is not subject to any pending, or threatened litigation, claims, or lawsuits for any party.

     g. The Company is not a party to any contract, lease, or agreement, which would subject it to any performance or obligation in the future after the Closing of this Agreement.

     h. The Company does not own any real estate or any interest in real estate.

     i. The Company is not liable for any income, real or personal property taxes to any governmental agencies whatsoever.

     j. The Company is not in violation of any provision of laws or regulations of federal, state or local government agencies whatsoever.

     k.   There are no pending or threatened proceedings against the Company.

     1. The shares of the Company have been legally and validly issued, and all such shares are fully paid and non-assessable.

     m. The execution and delivery of this Agreement, and the subsequent Closing thereof, will not result in the breach by the Company, or the Sellers of any agreements or other instruments to which they are a party nor will it result in the creation of any lien, charge or encumbrance whatsoever against the Company or the Seller.

     n. The representation and warrants contained by the Seller shall be true and correct in all material respects on and as of the Closing, with the same force and effect as though said representation had been made on and as of the Closing.


     o. Seller shall furnish Buyer with Company's complete set of books and records.

     p. Attached hereto are the Financial Statements of June 30, ~998, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting, principles consistently followed by the Company throughout the periods indicated, and fairly present the financial position of the Company as of the date of the balance sheet in the financial statements, and the results of its operations of the periods indicated.

     q. Since the date of the financial statements, there has not been any material change in the financial condition or operations of the Company, except the changes in the ordinary course of business, or which have been otherwise disclosed.

     r. The Company does not have any debt, liability, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Company's financial statement. The Company is not aware of any pending, threatened or asserted claims, lawsuits, or contingencies involving the Company or its common stock. There is no dispute of any kind between the Company and any third party, and no such dispute will exist at the closing of this Agreement. At closing, the Company will be free from any and all liabilities, liens, claims and/or commitments.

     s. This agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event a suit or action is brought by any party under this Agreement to enforce any of do terms, or in any appeal therefrom. It is agreed that the prevailing party shall be entitled to reasonable attorneys fees at trial and all appellate levels. If any such action is brought, including any counterclaim, the parties agree to waive their right to a trial by jury and agree that exclusive jurisdiction for any such action shall be the state Courts of Miami-Dade, Florida.


6. Representations and Warranties. Unit the purchase price is paid in full, the Buyer represents and warrants to the Company and Seller as follows:

6a. Anti-Dilution Provision For a period of 45 days from the date of Closing, PURCHASER, their agents or assigns shall not issue any additional shares of the ISSUER which would cause the Selling Shareholder to be a holder of less than 8% of the issued and outstanding shares of ISSUER.

6b. PURCHASER further represents that until the Shares are paid for in full, neither the PURCHASER nor anyone on its behalf will (I) cause the ISSUER to issue shares in a regulation D, Rule 504 offering at a price of less than .50 per share; and, (2) cause the issuance of any shares which will dilute the Selling shareholder to below 8% of the total issued and outstanding shares of the ISSUER.

v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

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vi.  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

vii. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing shall be deemed to have been duly given the date of service is served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

            ISSUER:     Sheila Langley
                        200 E Robinson Street, Suite 450 Orlando, FL 32801

                                   Copy To; Eric P. Littman, Esquire
                       7695 5. W l04th Street, Suite 210 Miami1 FL 33156


     IN WITNESS THEREOF, the undersigned has executed this Agreement this 15th day of January 1999.

By: /s/ Sheila Langley               By:  /s/  David B. Howe
        Sheila Langley                         David Howe, President